EXHIBIT 24

POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints each of Randall L.

Clark, G. Joyce Rowland, and James M. Spira, signing singly, as the

Undersigned's true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned any and all forms,

statements and reports (including, but not limited to, Forms 3, 4 and 5 and Form ID) of the undersigned as a director or officer of Sempra Energy or its subsidiaries, including, but not limited to, San Diego Gas &

Electric Company and Southern California Gas Company, pursuant to Section

16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder of the Securities and Exchange Commission;

(2) Perform any and all acts for and on behalf of the undersigned as the attorney-in-fact so acting may deem necessary or desirable to prepare,

execute and file any such forms, statements or reports with the

Securities and Exchange Commission and any stock exchange or similar authority; and

(3) Take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact so acting, may be of benefit to, in the best interest of, or legally required by the undersigned.

     The undersigned grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and ratifies and confirms all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and rights and powers granted herein.

     The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming nor does Sempra Energy or its subsidiaries assume any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.  The undersigned acknowledges and agrees that the foregoing attorneys-in-fact are entitled to rely, without investigation, on any and all information or instruction given to any of them by the undersigned and/or Sempra Energy

     This power of attorney shall remain in full force and effect until the undersigned is no longer obligated to file forms, statements or reports under Section 16 of the Securities Exchange Act of 1934 with respect to the undersigned's holdings of or transactions in securities issued by Sempra Energy or its subsidiaries, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-

in-fact.

/s/ Bruce A. Folkmann

(Signature)

Bruce A. Folkmann

Dated:  March 26, 2015